As filed with the Securities and Exchange Commission on June 29, 2012
Registration No. 333-182217

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
Form S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CBL & ASSOCIATES PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	62-1545718
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CBL Center 2030 Hamilton Place Blvd., Suite 500 Chattanooga, Tennessee	37421-6000
(Address of Principal Executive Offices)	(Zip Code)

CBL & Associates Properties, Inc. 2012 Stock Incentive Plan
(Full title of the plan)

Stephen D. Lebovitz
President and Chief Executive Officer
CBL & Associates Properties, Inc.
2030 Hamilton Place Blvd., Suite 500
Chattanooga, TN 37421
(Name and address of agent for service)

(423) 855-0001
(Telephone number, including area code, of agent for service)

PLEASE SEND COPIES OF COMMUNICATIONS TO:

Steven R. Barrett, Esq. Husch Blackwell LLP 736 Georgia Avenue, Suite 300 Chattanooga, Tennessee 37402	Yaacov M. Gross, Esq. Goulston & Storrs 750 Third Avenue, 22nd Floor New York, New York 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

On June 19, 2012, CBL & Associates Properties, Inc. (the “Company”) filed a Registration Statement on Form S-8, File No. 333-182217, for the registration of 10,400,000 shares of the Company's common stock, par value $.01 per share, to be issued under the CBL & Associates Properties, Inc. 2012 Stock Incentive Plan (the “Original Registration Statement”). This Post-Effective Amendment No. 1 is being filed solely to include a corrected Exhibit 5.1 legality opinion filed in Part II Item 8 of the Original Registration Statement. Accordingly, this Post-Effective Amendment No. 1 amends only Part II Item 8 of the Original Registration Statement. This Amendment does not update, amend or modify any other information, statement or disclosure contained in the Original Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.   EXHIBITS.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Company, as amended through May 2, 2011 (a)
4.2	Amended and Restated Bylaws of the Company, as amended through May 2, 2011 (a)
5.1	Opinion of Husch Blackwell LLP*
23.1	Consent of Husch Blackwell LLP (included in Exhibit 5.1)*
23.2	Consent of Deloitte & Touche LLP**
23.3	Consent of Deloitte & Touche LLP**
23.4	Consent of Deloitte & Touche LLP**
24.1	Power of Attorney (included in signature page of this Registration Statement)**
99.1	CBL & Associates Properties, Inc. 2012 Stock Incentive Plan (b)

(a)    Incorporated by reference from the Company's Current Report on Form 8-K, filed on May 4, 2011.***

(b)    Incorporated by reference from the Company's Current Report on Form 8-K, filed on May 10, 2012.***

*    Filed herewith.

**    Previously filed.

***    SEC File No. 1-12494

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, CBL & Associates Properties, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on the 29th day of June, 2012.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ John N. Foy
By:	John N. Foy Vice Chairman of the Board, Chief Financial Officer, Treasurer and Secretary

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Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

*	Chairman of the Board of Directors	June 29, 2012
Charles B. Lebovitz
/s/ John N. Foy	Vice Chairman of the Board of Directors, Chief Financial Officer,Treasurer and Secretary (Principal Financial and Accounting Officer)	June 29, 2012
John N. Foy
*	Director, President and Chief Executive Officer (Principal Executive Officer)	June 29, 2012
Stephen D. Lebovitz
*	Director	June 29, 2012
Gary L. Bryenton
*	Director	June 29, 2012
Thomas J. DeRosa
*	Director	June 29, 2012
Matthew S. Dominski
*	Director	June 29, 2012
Gary J. Nay
*	Director	June 29, 2012
Kathleen M. Nelson
*	Director	June 29, 2012
Winston W. Walker

*By: /s/ John N. Foy
John N. Foy, Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Company, as amended through May 2, 2011 (a)
4.2	Amended and Restated Bylaws of the Company, as amended through May 2, 2011 (a)
5.1	Opinion of Husch Blackwell LLP*
23.1	Consent of Husch Blackwell LLP (included in Exhibit 5.1)*
23.2	Consent of Deloitte & Touche LLP**
23.3	Consent of Deloitte & Touche LLP**
23.4	Consent of Deloitte & Touche LLP**
24.1	Power of Attorney (included in signature page of this Registration Statement)**
99.1	CBL & Associates Properties, Inc. 2012 Stock Incentive Plan (b)

(a)    Incorporated by reference from the Company's Current Report on Form 8-K, filed on May 4, 2011.***

(b)    Incorporated by reference from the Company's Current Report on Form 8-K, filed on May 10, 2012.***

*    Filed herewith.

**    Previously filed.

***    SEC File No. 1-12494

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